Exhibit 10.2

Dated the 20th day of July 2023

VCI GLOBAL LIMITED

(Registration No.: 2035574)

(“Company”)

AND

GEM REWARD SDN BHD

(Registration No.: 201701019994 (1234159-A))

(“GRSB”)

SOFTWARE DEVELOPMENT AGREEMENT

THIS AGREEMENT is made and entered into this 20th day of July 2023,

BETWEEN

(1)	VCI GLOBAL LIMITED (Registration No. 2035574), a company incorporated in British Virgin Islands and having its business address at B03-C-8, Menara 3A, KL Eco City, No. 3, Jalan Bangsar, 59200 Kuala Lumpur (“Company”);

AND

(2)	GEM REWARD SDN BHD (Registration No. 201701019994 (1234159-A)), a company incorporated in Malaysia and having its business address at 1st Floor, No. 29, Jalan PPU 2A, Taman Perindustrian Pusat Bandar Puchong, 47100 Puchong, Selangor, Malaysia (“GRSB”),

the Company and GRSB shall hereinafter individually referred to as “Party” and collectively referred to as “Parties”, where the context so requires.

RECITAL

A.	The Company had on 19th July 2023 entered into a Collaboration Agreement with Treasure Global Inc., the parent company of GRSB, to collaborate with each other and co-operate in the development of an artificial intelligence powered travel platform.

B.	The Company now wishes to engage GRSB for its services to develop an artificial intelligence powered travel platform (“Software”) to enhance the travelling experience for travelers in Malaysia.

IN CONSIDERATION of the obligations, undertakings and covenants hereinafter written; the parties HEREBY MUTUALLY AGREE as follows:

1.	DEFINITION AND INTERPRETATIONS

1.1	Definition

In this Agreement, unless the context or subject matter otherwise requires, the following words and expressions shall have the following meanings:

“Agreement”	:	means this Software Development Agreement.

“Commencement Date”	:	means the date of this Agreement.

“Consideration Shares”	:	means the the new shares in the Company issued as payment of the Service Consideration in accordance with the terms of this Agreement.

“Event of Force Majeure”	:	has the meaning ascribed in Clause 13.1.

“Post Delivery Support Period”	:	has the meaning ascribed in Clause 4.3.

“Services”	:	means the services more particularly described in Clause 4 of this Agreement agreed to be provided by GRSB to the Company in relation to the development of the Software.

“Service Consideration”	:	means USD One Million (USD 1,000,000.00) only.

“Software”	:	means the artificial intelligence travel platform.

“USD”	:	United States Dollar.

“VCIG Shares”	:	has the meaning ascribed in Clause 6.1.

1.2	Interpretation

Save to the extent that the context or the express provisions of this Agreement otherwise require:

(a)	words using the singular or plural number also include the plural or singular number, respectively;

(b)	the terms “hereof”, “herein”, “hereby”, “hereto” and similar words refer to this entire Agreement and not any particular clause, schedule or any other subdivision of this Agreement;

(c)	a reference to a “clause” or “schedule” is to a clause or schedule to this Agreement;

(d)	the word “include” or “including” shall be deemed to be followed with “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import;

(e)	references to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(f)	references to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document as amended, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

(g)	the headings are for convenience only and shall be ignored in construing this Agreement;

(h)	references to persons include their successors and any permitted transferees and assigns;

(i)	no rule of construction shall apply to the detriment of any party by reason of that party having control and/or was responsible for the preparation of this Agreement or any part thereof;

(j)	whenever this Agreement refers to a number of days, such reference shall be to calendar days unless business days are specified;

(k)	in carrying out their obligations and duties under this Agreement, the Parties shall have an implied obligation of good faith; and

(l)	each of the schedules and the appendices hereto shall form an integral part of this Agreement.

2.	AGREEMENT

The Company hereby agrees to engage GRSB and GRSB hereby agrees to provide to the Company the Services in relation to the development of the Software on and subject to the terms and conditions contained in this Agreement.

3.	TERM

Both Parties acknowledge and agree that the Services under this Agreement shall commence on the Commencement Date and shall proceed until and unless this Agreement is mutually terminated in writing between the Parties pursuant to the Clause 9 herein.

4.	SCOPE OF SERVICES

4.1	Upon the Commencement Date, GRSB shall provide the Services to the Company based on the following scope to the satisfaction of the Company to create, design, produce, develop, finalise, commission and deliver to the Company:

(a)	the Software in accordance with the specification as agreed between the Parties in writing together with all source code thereof and thereto;

(b)	an integrated system in relation to the Software in accordance with the specification as agreed between the Parties in writing; and

(c)	a comprehensive travel platform in accordance with the specification as agreed between the Parties in writing and which is and shall be suitable for use by the Company for purposes of, inter alia, for travellers, travel agents, and service providers to interact, access information, and carry out essential travel-related tasks.

4.2	GRSB shall provide the items enumerated in Clause 4.1 above on or before the date mutually agreed in writing by the Parties.

4.3	GRSB’s services under this Agreement may be modified or supplemented in schedules to this Agreement, mutually agreed upon in writing GRSB and the Company.

4.4	Upon the Company’s satisfaction of the items enumerated in Clause 4.1 above, including but without limitation, that the deliverables provided by GRSB functions properly and well, are fit for the purpose prescribed by the Company and the deliverables conform to the description prescribed by the Company, GRSB shall thereafter maintain and provide timely support services to the Company for a period of six (6) months (“Post-Delivery Support Period”) to ensure that the deliverables shall continue to function and perform effectively and efficiently in accordance with the specifications required and prescribed by the Company.

4.5	Upon the conclusion of the Post-Delivery Support Period, GRSB shall hand over the items referred to in Clause 4.1(a) to (c) above to the Company together with the support infrastructure (if any) and upon the Company’s receipt and satisfaction of the deliverables required from GRSB, GRSB may be discharged from its responsibility in the maintenance and support of the functioning of the deliverables to the Company under this Agreement.

4.6	GRSB hereby warrants and shall ensure that all intellectual property rights and ownership to the items enumerated in Clause 4.1 above shall vest absolutely to the Company free from any objection, opposition, claims, demands or action whatsoever from any third party.

5.	Deliverables

The deliverables to be provided by GRSB to the Company in connection to this Agreement shall include but not limited to the following: -

Milestone	Phase	Acceptance	Deliverables
1	Project Management	Completely developed and sign off the following deliverable documentations.	● Project plan ● Requirements Specification ● Technical Design Document ● System Design Document

2	Software / Application Development	Completely developed final products as stated on Project Plan signed off on milestone 1.

● System development progress reports (bi-weekly / monthly).

● User Interface (UI) / UX Design including design files.

● Source Code Repositories include websites, back office console and mobile application (iOS/Android).

3	User Acceptance Testing (UAT) & System Integration Testing (SIT)

● Completely deploy UAT version of website, back office console and mobile application (iOS/Android)

● Completely conducted User Acceptance Testing (UAT)

● Completely conducted System Integration Testing(SIT)

● User Acceptance Testing Report ● System Integration Testing Report ● User Guides ● System Installation and Deployment Guide ● System Troubleshooting Manuals ● System Maintenance Guides

4	Commercial Release	Completely deploy commercial version of final products.

6.	SERVICE CONSIDERATION

6.1	The Service Consideration shall be satisfied in the following manner:

(a)	payment of cash within ten (10) business days from the Commencement Date; or

(b)	the issuance and the allotment of ordinary shares in the Company to GRSB with an equivalent value of USD One Million (USD1,000,000.00) (“VCIG Shares”) within ten (10) business days from the Commencement Date.

6.2	The issue price per VCIG Shares shall be determined based on the 5-day volume weighted average price (“5-day VWAP”) of VCIG Shares. The 5-day VWAP shall be calculated by considering the closing price and trading volume of VCIG Shares for five (5) consecutive trading days ending on and including the trading day immediately preceding the Commencement Date.

6.3	The VCIG Shares shall be issued on a restricted stock basis for a period of six (6) months from the Commencement Date subject to U.S Securities Act 1933, Rule 144.

6.4	The Service Consideration shall include all taxes and disbursements, e.g. travelling, dispatches, telephone calls, photocopying, correspondences and other customary expenses and any other out-of-pocket expenses or exceptional or additional costs which GRSB may incur from time to time in connection with or incidental to the performance of the above scope of work.

7.	REPRESENTATION, WARRANTIES AND UNDERTAKINGS

7.1	Each of the Parties represents, warrants, and undertakes to the other as follows:

(a)	it is a company duly incorporated under the laws of its country of incorporation and has full power and authority to own its assets and carry on its business;

(b)	it has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement;

(c)	all the necessary corporate resolutions and authorisations to enter into this Agreement and to perform all obligations have been duly obtained;

(d)	by entering into this Agreement, it is not in breach or in contravention of any law or contract applicable to it;

(e)	this Agreement, when executed, constitutes legal, valid and binding obligations, enforceable against it in accordance with the terms thereof; and

(f)	the person signing this Agreement on behalf of it has been duly authorised to execute and deliver this Agreement.

7.2	In addition to the foregoing, GRSB hereby represents and warrants to the Company as follows:

(a)	it possesses all requisite expertise, experience and qualifications to provide the Services to the Company in accordance with this Agreement;

(b)	it currently has in place a competent and qualified team of experts, advisors, technical employees and all other relevant employees to provide the Services to the Company in accordance with this Agreement;

(c)	it will not breach or infringe the intellectual property rights of any other persons in discharging its obligations contained in this Agreement;

(d)	it is in a position to vest in the Company free from any objections, claims or demands from any other person all relevant and requisite intellectual property rights to the system and platform prescribed by Clause 4 above;

(e)	it is duly licensed and authorised by the relevant authorities to provide the Services in accordance with this Agreement;

(f)	in providing the Services to the Company under this Agreement, it will not breach any agreement, deed or other instruments made by GRSB with any other third parties;

(g)	the provision of the Services will not violate, infringe or contravene laws of Malaysia and any other country in which the Company or any of its related or associated companies have a place of establishment or carries out business.

8.	NO ASSIGNMENT

The rights and obligations of the Parties under this Agreement shall not be assigned, transferred, charged or otherwise dealt with, and neither Parties shall attempt or purport to do so, without the prior written consent of the other.

9.	TERMINATION

9.1	Notwithstanding anything contained in this Agreement, this Agreement may be terminated by either Party by serving a written notice of thirty (30) calendar days to the other Party. Upon termination of this Agreement, neither Party shall have no rights to claim any damages, loss, claim, or liabilities whatsoever arising out of or in connection with this Agreement.

9.2	In the event that:

(a)	GRSB fails or refuses to observe and perform any of its obligations contained in this Agreement; or

(b)	any of the representations and warranties made by GRSB in this Agreement is or becomes false, inaccurate, misleading, deceptive or contains a material omission; or

(c)	the Company is not satisfied with the level and quality of the Services provided by GRSB; then it shall be lawful for the Company to terminate this Agreement by giving thirty (30) calendar days written notice to GRSB.

9.3	In addition and without prejudice to the generality of Clause 9.2, either Party shall terminate this Agreement immediately by notice in writing, as applicable:-

a.	Either Party become insolvent or has a petition in bankruptcy, reorganisation or similar action filed by or against it;

b.	Either Party is dissolved or liquidated or has a petition for dissolution or liquidation filed with respect to it; or

c.	Either party is subject to property attachment, court injunction, or court order materially affecting its performance of obligations under this Agreement.

10.	INDEMNITY

GRSB hereby irrevocably and unconditionally indemnifies the Company in full and shall keep indemnified the Company from and against all losses, liabilities, costs, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from the provision of the Services to the Company or in any way attributable to the provision of the Services by GRSB to the Company pursuant to this Agreement, including but not limited to, any action or proceedings taken by any governmental authority and any action, claims, demands or proceedings made by any third party for an infringement or violation of its intellectual property rights in the design and formulation of deliverables in connection with the purpose originally stated.

The Company hereby irrevocably and unconditionally indemnifies GRSB in full and shall keep indemnified GRSB from and against all losses, liabilities, costs, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from or in any way attributable to the breach of any provisions in this Agreement.

11.	NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

11.1	The Parties shall use any confidential information revealed during the course of the Services, solely for the purpose of the Services. The Parties shall use its best effort to keep the confidential information in confidence and shall not disclose any of the confidential information to any other person, provided, however, that it may make any disclosure of confidential information to its representatives who on a need-to-know basis of such information and who agree to keep such information in confidence.

11.2	This Non-Disclosure of Confidential Information clause shall not apply to confidential information which is or becomes publicly available, other than as a result of a breach of this provision or becomes lawfully available to both parties from a third party free from any confidentiality restrictions.

11.3	Notwithstanding anything to the contrary herein, in the event of GRSB’s termination, where GRSB may be required by law or by regulatory authority to, amongst others, disclose to the relevant authorities and the new service provider proposed to be appointed by the Company to replace GRSB, if any, the termination together with the reason thereto, and GRSB may be required to make available all information relating to the incoming advisor, GRSB agrees, to the extent practicable to do so, to provide prior written notification to the Company of such disclosure.

11.4	The obligations contained in this Clause shall survive the termination of this Agreement for a period of two (2) years following the date of termination of this Agreement.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia.

12.2	Any dispute, controversy or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultation between the Parties.

12.3	In the event that no settlement is capable to be reached by the Parties, the dispute shall be resolved by the courts of Malaysia.

13.	FORCE MAJUERE

13.1	Neither party hereto shall be liable for any failure on its part to perform any obligations hereunder resulting directly or indirectly from act of God, war or act of war, national emergency, flood, earthquake, boycott, blockade, embargo, strike or lockout other than a strike or lockout induced by the party so incapacitated, pandemic, movement control order, the action or inaction of any governmental or local authority, civil disturbance or cause beyond their reasonable control (“Event of Force Majeure”).

13.2	Each Party shall immediately notify the other Party in writing of the occurrence of any event of Force Majeure applicable to its obligations under this Agreement, its consequences. If either Party considers the event of Force Majeure to be of such severity or to be continuing for an aggregate period of three (3) months such that the Party is unable to perform any of its obligations hereunder, this Agreement may be terminated by that Party by notice in writing to the other Party, which termination may take effect immediately or on the date specified in the notice of termination at the option of the Party issuing the termination notice. Neither party shall have any liability to the other in respect of the termination of this Agreement as a result of the Event of Force Majeure save and except for any antecedent breach or liability, which has arisen prior to the Event of Force Majeure.

14.	CHANGE IN PARTIES

The obligations, covenants and liability of the parties set out in this Agreement shall continue to be binding and enforceable notwithstanding any amalgamation, restructuring or change of shareholding or control in GRSB or the Company.

15.	SEVERABILITY

Any provision of this Agreement which is invalid in respect of any law, regulation or any authority shall be invalid, without invalidating or affecting the remaining provisions of this Agreement.

16.	TIME OF THE ESSENCE

Time is of the essence of this Agreement.

17.	NO WAIVER

Knowledge or acquiescence by any party of any breach of the terms and conditions of this Agreement shall not be deemed to be a waiver of such terms and conditions, and notwithstanding such knowledge or acquiescence, such Party shall be entitled to exercise its rights under this Agreement and to require strict performance by the other Party of the terms and conditions of this Agreement. Waiver of any breach of the terms and conditions of this Agreement or of any right, power, authority, discretion or remedy arising upon a breach of or default under this Agreement, must be in writing and signed by the Party granting the waiver.

18.	COUNTERPART

This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

19.	SUPPLEMENTAL AGREEMENT

This Agreement may be amended by supplemental agreements at any time during the term of this Agreement. Should either party wishes to negotiate a matter of this kind, it shall notify the other party in writing of the specific subjects it wishes to negotiate. Unless otherwise agreed to in writing by both parties, supplemental agreements shall remain in effect for the duration of the Agreement.

20.	GOOD FAITH

In entering into this Agreement, the Parties recognise that it is impracticable to make provisions for every contingency that may arise in the course of the performance of this Agreement. Accordingly, the Parties hereby declare it to be their intention that this Agreement shall operate between them in accordance with the principle of good faith, with fairness and without detriment to the interests of any of them and if in the course of performance of this Agreement unfairness to any Party is disclosed or anticipated or any dispute arises then the Parties shall use their best endeavours (without prior recourse to arbitration or litigation) to agree upon such action as may be necessary and equitable to remove or resolve the cause or causes of the same.

21.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters dealt with therein and supersedes any previous agreement or understanding between the parties hereto in relation to such matters. This Agreement shall only be novated, amended and/or supplemented in writing with agreement of both parties and not otherwise.

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IN WITNESS WHEREOF this Agreement has been signed as and on behalf of each of the Parties hereto and delivered on the date first above written.

The Company

Signed for and on behalf of VCI GLOBAL LIMITED (Registration No. 2035574) in the presence of	) ) ) )

/s/ Lim Zexi	/s/ Hoo Voon Him
*Witness/Signatory	Signatory
Name (in full): Lim Zexi	Name (in full): Hoo Voon Him
NRIC/Passport No.: [*]	NRIC/Passport No.: [*]
*strikeout whichever is not applicable

GRSB

Signed for and on behalf of GEM REWARD SDN BHD (Registration No. 201701019994 (1234159-A)) in the presence of	) ) ) )

/s/ Tan Wei Sheng	/s/ Teo Chong Chang
*Witness/~~Signatory~~ 	Signatory
Name (in full): Tan Wei Sheng	Name (in full): Teo Chong Chan
NRIC/Passport No.: [*]	NRIC/Passport No.: [*]
*strikeout whichever is not applicable